UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2015 (April 8, 2015)

NEW RESIDENTIAL INVESTMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35777	45-3449660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 479-3150

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 8, 2015, New Residential Investment Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), among the Company, FIG LLC, the Company’s manager, Citigroup Global Markets Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Underwriters”), and Home Loan Servicing Solutions, Ltd. (the “Selling Stockholder”). The following summary of certain provisions of the Underwriting Agreement is qualified in its entirety by reference to the complete Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference. On April 9, 2015, the Underwriters exercised their option to purchase additional shares in full.

Pursuant to the Underwriting Agreement, subject to the terms and conditions expressed therein, the Company agreed to sell to the Underwriters an aggregate of 29,213,020 shares of the Company’s common stock, including 7,500,000 shares pursuant to the Underwriters’ exercise of their option to purchase additional shares in full, at a price of $14.9679 per share. The shares of common stock are being sold pursuant to a prospectus supplement (the “Prospectus Supplement”), dated April 8, 2015, and related prospectus, dated May 16, 2014, each filed with the Securities and Exchange Commission, relating to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-196060).

The Company and the Selling Stockholder have agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. If the Company or the Selling Stockholder are unable to provide the required indemnification, the Company or the Selling Stockholder, as the case may be, have agreed to contribute to payments the Underwriters may be required to make in respect of those liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholder, and customary conditions to closing. The offering is expected to close on April 13, 2015, subject to the conditions stated in the Underwriting Agreement.

Certain of the underwriters and their affiliates have in the past provided, are currently providing and may in the future from time to time provide, investment banking and other financing, trading, banking, research, transfer agent and trustee services to the Company, its subsidiaries and its affiliates, for which they have in the past received, and may currently or in the future receive, fees and expenses. Citigroup Global Markets Inc. served as a financial advisor to the Selling Stockholder in connection with the Company’s acquisition of substantially all of the assets and assumption of all the liabilities of the Selling Stockholder, a Cayman Islands exempted company, pursuant to the Share and Asset Purchase Agreement, dated April 6, 2015, by and among the Company, HLSS, HLSS Advances Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company and HLSS MSR-EBO Acquition LLC, a Delaware

limited liability company and wholly owned subsidiary of the Company (the “Acquisition”). In addition, affiliates of Barclays Capital Inc. and Credit Suisse Securities (USA) LLC are lenders under financing arrangements with subsidiaries of the Selling Stockholder acquired by us in the Acquisition. In addition, the underwriters and their affiliates may sell assets to us.

Item 9.01	Financial Statements and Exhibits.

(b) On April 7, 2015, the Company filed a Current Report on Form 8-K (the “April 7 Form 8-K”) disclosing, among other things, the completion of the Acquisition. The April 7 Form 8-K attached as an exhibit pro forma financial information that showed the impact of, among other things, the Acquisition (the “Original Pro Formas”). The Prospectus Supplement included updated pro forma financial information of the Company. Attached hereto as Exhibit 99.1, is an updated version of the pro forma financial information (the “Updated Pro Formas”), which is being filed solely for the purpose of reflecting the updated unaudited pro forma combined financial information of the Company as of and for the year ended December 31, 2014 that was included in the Prospectus Supplement. The Updated Pro Formas supersede and replace the Original Pro Formas. For more information about the transactions described above, please see the April 7 Form 8-K.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 8, 2015, among New Residential Investment Corp., FIG LLC, Home Loan Servicing Solutions, Ltd, Citigroup Global Markets, Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

99.1	New Residential Investment Corp. Unaudited Pro Forma Combined Financial Information as of December 31, 2014 and for the year ended December 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2015	NEW RESIDENTIAL INVESTMENT CORP.

	By:	/s/ Jonathan Brown
		Name:	Jonathan Brown
		Title:	Interim Chief Financial Officer and Chief Accounting Officer

NEW RESIDENTIAL INVESTMENT CORP.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 8, 2015, among New Residential Investment Corp., FIG LLC, Home Loan Servicing Solutions, Ltd., Citigroup Global Markets, Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

99.1	New Residential Investment Corp. Unaudited Pro Forma Combined Financial Information as of December 31, 2014 and for the year ended December 31, 2014.

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